Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$468,800
Unrealized Gain (Loss) on Market Value of Futures	(1,242,430)
Dividend Income	185
Interest Income	2,861
Total Income (Loss)	$(770,584)

Expenses
General Partner Management Fees	$5,582
Professional Fees	9,588
Brokerage Commissions	2,468
Non-interested Directors' Fees and Expenses	66
Prepaid Insurance Expense	108
NYMEX License Fee	140
Total Expenses	17,952
Expense Waiver	(10,943)
Net Expenses	$7,009
Net Income (Loss)	$(777,593)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/16	$11,828,855
Net Income (Loss)	(777,593)

Net Asset Value End of Month	$11,051,262
Net Asset Value Per Share (150,000 Shares)	$73.68

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612